Exhibit 10.22

                 Stock Purchase Option and Restriction Agreement


     THIS STOCK PURCHASE OPTION AND RESTRICTION AGREEMENT (the "Option") is made as of this 15th day of July, 1998, by and among D. Michael Stout, M.D. (the "Shareholder"), UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation ("UCI of GA"), and Doctor's Care of Tennessee, P.C., a Tennessee professional corporation (the "Company").

         WHEREAS, simultaneously with the execution and delivery of this Option, Alfred R. Frye, D.O. ("Frye") sold to the Shareholder the sole authorized, issued and outstanding share (the "Share") of the common stock of the Company, pursuant to the direction of UCI of GA under that certain Stock Purchase Option and Restriction Agreement by and among the Company, UCI of GA, and Frye, dated March 9, 1998;

         WHEREAS, in connection with the above-described sale of stock, UCI of GA requires that the Shareholder grant this Option pursuant to which UCI of GA may require that the Shareholder offer to sell any and all shares of the common stock of the Company owned by Shareholder, including but not limited to the Share, to a person or persons selected by UCI of GA in accordance with the terms and conditions set forth herein; and

         WHEREAS, the Shareholder is the sole shareholder of the Company, and the Share represents all the issued and outstanding capital stock of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Shareholder hereby irrevocably grants unto UCI of GA and its successors and assigns (the "Option holder") an option to the person or persons selected by the Option holder (the "Purchaser") to purchase any and all shares of the common stock of the Company now or hereafter owned by Shareholder, including but not limited to the Share, at the price and upon the terms and conditions described herein, exercisable upon presentation of this Option and payment of the purchase price as follows:

1. Option Share: Shareholder represents and warrants that: (a) as of the date hereof, the Share constitutes the sole share of stock or other securities held directly or indirectly by Shareholder in the Company; and (b) Shareholder owns, and shall deliver at the closing (as described below), the Share free and clear of all of pledges, options, security interests, liens, claims, or other encumbrances whatsoever and has full right, power, and authority to option and transfer the Share as described herein.

2. Exercise Price: Exercise of this Option requires the payment of One Hundred and No/100 ($100.00) Dollars in cash or personal check by the Purchaser to the Shareholder (the "Exercise Price").

3. Option Period: This Option shall expire, and the Shareholder's restrictions hereunder shall terminate, upon the earlier of (i) three years after the effective date of the dissolution of the Company, unless the Company is earlier reinstated pursuant to the Tennessee Business Corporation Code, as amended, in which event this Option shall not terminate; or (ii) the consummation of the exercise of this Option as set forth herein; or (iii) the written consent of UCI of GA.

     4. Option Exercise: The Option holder may exercise this Option by providing written notice (an "Exercise Notice") indicating the name of the Purchaser(s), to the Shareholder at the Shareholder's notice address set forth below, whereupon closing of the purchase of the Share shall take place at the date set forth in the Exercise Notice (but not sooner than one (1) day nor later than ten
(10) days after the date the Exercise Notice is delivered to the Shareholder), or at such other date as the Purchaser and the Shareholder shall agree. Closing shall take place at the principal office of UCI of GA in Columbia, South Carolina, or at such other place as the Option holder and the Shareholder shall agree. The purchase of the Share pursuant to this Option shall be effective for all purposes at the time the Purchaser tenders payment to the Shareholder of the Exercise Price.

     5. Transfer Upon Exercise: Upon delivery to the Shareholder of the Exercise Notice by the Option holder, the Shareholder (or in the event of the Shareholder's death, the personal representative of Shareholder) shall timely deliver or cause to be delivered to the Purchaser on the date and at the place of closing set forth in the Exercise Notice such stock certificates and stock powers, duly endorsed for transfer, as are necessary to complete the transfer of the Share to Purchaser. Upon delivery to the Purchaser of such instruments, the Purchaser shall immediately pay the Exercise Price to the Shareholder.

     6. Restrictions on Shares: So long as this Option remains outstanding, (a) the Shareholder shall retain full title to, and reserve for the benefit of the Option holder, the Share; (b) certificates representing the Share shall bear an appropriate legend reflecting the Option holder's rights under this Option; and
(c) the Shareholder shall not transfer the Share except pursuant to this Option without the Option holder's prior written consent which may be withheld for any or no reason. Any transfer in violation of this Section shall be null, void, and without effect. The Shareholder ------- hereby acknowledges that the restrictions set forth in this Section are necessary to maintain the ------- number and identity of the shareholders of the Company and are not manifestly unreasonable. Each certificate evidencing shares of stock of the Company now or hereafter held by the Shareholder shall bear a conspicuous statement in substantially the following form:

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN STOCK PURCHASE OPTION AND RESTRICTION AGREEMENT (THE "OPTION"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. ANY PURPORTED TRANSFER OR DISPOSITION OF SUCH SHARES IN VIOLATION OF THE OPTION SHALL BE COMPLETELY NULL AND VOID.

7. Voting and Other Shareholder Rights: Option holder shall have none of the voting or other rights of a shareholder with respect to the Share which are the subject of this Option granted hereby until such Share has been fully paid for upon valid exercise of this Option.

     8. Anti-Dilution  Features:  In the event that the Company proposes,  while this Option remains outstanding, (a) to make a stock dividend, stock distribution, stock split, reverse stock split, stock reclassification, or (b) to undergo a recapitalization, merger, consolidation, share exchange, or sale of all or substantially all assets in return for securities of another company, the Exercise Price and/or the number of shares subject to this Option shall be adjusted equitably so that the Option holder shall be entitled to require that the Shareholder transfer to the Purchaser appointed by the Option holder for a proportionate aggregate price an equity and economic position in the Company consistent with the equity and economic position in the Company available under this Option at the date hereof. Notwithstanding anything contained herein to the contrary, in the event for any reason the Shareholder is the owner of multiple shares of the capital stock of the Company, the term "Share" as used herein shall be deemed to include any and all such shares of the capital stock of the Company owned by Shareholder from time to time.

9. Resignation: The Shareholder shall be deemed to have resigned as an officer and director of the Company at the time the Purchaser tenders payment to the Shareholder of the Exercise Price as set forth in Section 4.

10. License to Practice Medicine: The Shareholder hereby represents and warrants that as of the date hereof Shareholder is licensed to practice medicine in the State of Tennessee.

11. Notice of Certain Events: So long as this Option has not expired or been terminated pursuant to Section 3 hereof, (i) if the Company shall desire to amend its bylaws or its Articles of Incorporation; or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale lease, or transfer of all or substantially all of the property and assets of the Company shall desire to be effected; or (iii) if the Company shall desire to pay any dividend, in shares of stock or cash or otherwise, or make any distribution upon the shares of its capital stock, then in any such case, the Company shall cause to be delivered to the Option holder, at least thirty (30) days prior to the record date fixed for the purpose of determining shareholders entitled to vote on such action, or to receive such dividend, distribution, or offer, or to receive shares or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation, or winding up, as the case may be, a notice containing a brief description of the proposed action and stating such record date.

12. Specific Performance: Each party hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Option are not performed in accordance with their specific terms or otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Option and to specifically enforce this Option and the terms and provisions hereof in any action instituted in any court of the United States of any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

13. Miscellaneous: The Option holder shall be entitled to assign this Option to any person or other entity, including but not limited to any corporation controlled by or under common control with the Option holder, or in connection with the acquisition of, or the sale of substantially all of, the assets of the Option holder. This option may not be assigned by Shareholder without the prior written consent of the Option holder. This Option shall inure to the benefit of the Option holder and its successors and assigns and shall be binding upon the Shareholder and his heirs and permitted assigns. This Option may be modified or amended, and rights and obligations hereunder may be waived, only in writing, signed by the Option holder and the Shareholder. This Option shall be governed by and construed in accordance with the laws of the State of South Carolina. The parties consent to jurisdiction and venue for any dispute arising hereunder in the courts for Richland County, South Carolina. All terms and provisions of this Option shall be severable from all other terms and provisions of this Option. Notices required or permitted hereunder must be in writing and shall be deemed given when placed in the U.S. certified mail, return receipt requested, with postage prepaid, addressed to the recipient at the notice address set forth below, or when personally delivered to the recipient.


         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Option and Restriction Agreement under seal to be legally binding and effective this 15th day of July, 1998.
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Notice Addresses:                   SHAREHOLDER:
----------------                    -----------

 1901 Main Street
 Mail Code 1105                                           /s/ D. MICHAEL STOUT
-------------------------                                -------------------------------------
 Columbia, SC 29201                                      D. Michael Stout, M.D.
---------------------
Attn. D. Michael Stout, M.D.


                                                         UCI OF GA:
                                                         ---------

                                                         UCI MEDICAL AFFILIATES OF GEORGIA,
                                                         INC.
1901 Main Street, Suite 1200
Mail Code 1105
Columbia, South Carolina 29201                           By: /s/ M.F.MCFARLAND,III,M.D.
                                                            ---------------------------------------
Attn: Jerry F. Wells, Jr.                                M. F. McFarland, III, M.D.
                                                         Its:  President and Chief Executive Officer

                                                         COMPANY:

                                                         DOCTOR'S CARE OF TENNESSEE, P.C.
1901 Main Street, Suite 1200
Mail Code 1105
Columbia, South Carolina 29201                           By: /s/ JERRY F. WELLS, JR.
                                                            --------------------------------------------
Attn: Jerry F. Wells, Jr.                                Jerry F. Wells, Jr.
                                                           Its:  Secretary and Treasurer
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